EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Clifford E. Lai, Principal Executive Officer, and Joseph W. McSherry, Principal Financial Officer, of 650 HIGH INCOME FUND, INC. (the “Fund”), each certify as evidenced below that:

1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: October 8, 2010	/s/ Clifford E. Lai
Clifford E. Lai President and Principal Executive Officer 650 HIGH INCOME FUND, INC.

Dated: October 8, 2010	/s/ Joseph W. McSherry
Joseph W. McSherry Treasurer and Principal Financial Officer 650 HIGH INCOME FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to 650 HIGH INCOME FUND, INC. and will be retained by 650 HIGH INCOME FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.